                                                                   EXHIBIT 10.17

*CERTAIN INFORMATION WITHIN THIS EXHIBIT HAS BEEN OMITTED AND THE NON-PUBLIC INFORMATION HAS BEEN FILED SEPARATELY WITH THE SEC. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.


                           MEMORANDUM OF UNDERSTANDING
                                       FOR
                  CUSTOM TOUCH(TM) 1T-SRAM(TM) MEMORY COMPILER
                    FOR TSMC 0.18um & 0.15um LOGIC PROCESSES

This Memorandum of Understanding (the "MOU") is entered into and effective as of the date of the last signature below ("Effective Date") by and between Taiwan Semiconductor Manufacturing Co., Ltd., a company duly incorporated under the laws of the Republic of China ("ROC"), having its principal place of business at No. 121, Park Avenue 3, Science Based Industrial Park, Hsin-Chu, Taiwan, ROC ("TSMC"), Monolithic System Technology Incorporated, a company duly incorporated under the laws of the State of California, USA, having its principal place of business at 1020 Stewart Drive, Sunnyvale, CA 94086 USA ("MoSys"), and Virage Logic Corporation, a company duly incorporated under the laws of the State of California, USA, having its principal place of business at 46501 Landing Parkway, Fremont, CA 94538 USA ("Virage").

PURPOSE

This MOU is to set forth parameters for an agreement for MoSys and Virage to develop a Custom Touch(TM) 1T-SRAM(TM) memory compiler (the "Compiler") for TSMC's 0.18um and 0.15um standard logic semiconductor processes to be jointly marketed by all parties and sold to TSMC customers by MoSys and Virage.

TERM

This MOU is in place only as long as it takes the three parties to establish a definitive agreement ("Definitive Agreement") covering the terms and conditions of establishing and licensing the Compiler, but in no event longer that one (1) year. TSMC may and licensing the Compiler, but in no event longer than one (1) year. TSMC may terminate this MOU at any time in the event there is a technological reason why the Compiler does not provide the functionality agree to in the Compiler Statement of Work ("SOW") as defined herein.

Following the signature of this MOU, all parties shall use good faith and reasonable efforts to conclude a definitive agreement within sixty (60) days of the signature of this MOU.

CONSIDERATION

TSMC shall share the cost of the development of the Compiler with MoSys and Virage in consideration for developing the Compiler for TSMC's 0.18um process prior to any one else which would provide an advantage to TSMC and its customers in the access to the

Compiler. TSMC agree to pay ***, excluding any taxes and withholdings, for the Development and the Compiler to MoSys and Virage jointly.

TSMC and MoSys shall amend the agreement executed between them dated March 31, 1999 to incorporate wafer-based running royalties for the compiled instances. It is the intent of TSMC and MoSys to amend their agreement prior to the execution of the Definitive Agreement.

TSMC and Virage agree that the Compiler and the resulting instances shall be considered as "0.18um Licensed Products" and thus covered under TSMC's Pay-for-Performance program as detailed in the Development and Licensing Agreement executed between them on March 3, 1999.

In consideration for the cost sharing amount paid by TSMC, MoSys and Virage agree to provide the Compiler for the 0.15um process to TSMC before any other foundry customer so long as TSMC has provided the said process in a timely manner. Such development shall be free of charge to TSMC from either MoSys or Virage provided that at least five (5). TSMC 0.18um customers purchase the Compiler from either MoSys and/or Virage for use in their chip development. TSMC understands that the free of charge development of the Compiler for the 0.15 um process does not necessarily mean no charge for future cost sharing of future process generations.

PRODUCT

MoSys and Virage shall jointly develop the Compiler initially for TSMC's 0.18um standard process that is not low voltage. The Compiler shall be developed in accordance with the SOW which shall be agreed to by all parties, and shall be updated from time to time by mutual agreement of all parties.

MoSys and Virage shall engineer the Compiler such that instances generated include BIST, redundancy and fuse programming to ensure high yield and density. MoSys and Virage shall provide the plans for all DFT planned such as BIST and diagnostics.

The schedule for the Compiler development project shall be in accordance with the SOW. The current date for the start of the development is intended to be two weeks after receipt of cost sharing purchase order from TSMC. TSMC shall issue the cost sharing purchase order to Virage in a timely manner from the date of full execution of this MOU. The front-end view and GDS availability dates are to be determined during the schedule development.

JOINT MARKET ACTIVITIES

TSMC, MoSys and Virage agree to perform joint marketing activities to promote the relationship and the Compiler established by this MOU. Each entity shall be financially responsible for its own marketing activities and such activities must be pre-approved by


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
the other two entities prior to launching such activities. The activities shall include, but not be limited to, the following:

      a) A joint press release that announces the established partnership and planned Compiler, published after signature of this MOU by all parties and the issuance of a purchase order for the cost sharing amount by TSMC to MoSys and/or Virage;

      b) Joint sales activities with TSMC by MoSys and Virage, to determine customers for the Compiler;

      c) Quarterly technology reviews to inform all parties of subsequent technology developments that could lead to the modification of the product established under this agreement, or to additional products developed by and/or for the parties; and

      d) Advertisement of the Compiler in the list of off-the-shelf components by both MoSys and Virage, including published datasheets to be used by both companies in the selling of the Compiler.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed in triplicate on their behalf by their duly authorized offers and representatives on the date first given above.

TAIWAN SEMICONDUCTOR MANUFACTURING
CO., LTD.
       /s/ MIKE PAWLIK
-----------------------------------
Mike Pawlik
Vice President, Corporate Marketing


MOSYS INCORPORATED                       VIRAGE LOGIC
CORPORATION

         /s/ FU-CHIEH HSU                         /s/ ADAM KABLANIAN
-----------------------------------      ---------------------------------------
Fu-Chieh Hsu                             Adam Kablanian
Chairman, President & CEO                President & CEO


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                                 SOW#101999DSI_1

                                  REVISION 1.0

                                OCTOBER 19, 1999

INTRODUCTION

Taiwan Semiconductor Manufacturing Company, Ltd. (TSMC) is contracting with Virage Logic Corporation (Virage) and MoSys, Inc. (MoSys) to construct a Custom Touch(TM) 1T-SRAM(TM) Memory Compiler (1T Compiler) based on MoSys' 1T-SRAM(TM) technology for TSMC's 0.18um standard process, under the business terms delineated in the document, "Memorandum of Understanding For Custom Touch(TM) 1T-SRAM(TM) Memory Compiler for TSMC 0.18u and 0.15um Logic Processes." The compilers to be constructed under this program are described in the Virage/MoSys deliverables section, and are specified in the specification to be determined and agreed upon by all parties. The work to be accomplished and schedule for that work is delineated in the Microsoft Project document that shall be submitted to TSMC by Virage and MoSys in a timely manner but no later than thirty (30) days from the date of payment made by TSMC to Virage.

TSMC Deliverables

1. Approval of the Virage Logic/MoSys Custom Touch(TM) 1T-SRAM(TM) Memory Compiler Specification, #MCPR-119, dated 9/28/99.

2. TSMC 0.18um process information to enable circuit simulation and GDS layout.

3. TSMC personnel shall be available to answer technical questions pertaining to the process technology by phone, fax, Email or in person.

Customer EDA Tool Flow

The following table describes TSMC's customer tool flow and EDA support requirements for the purposes of deliverables under this SOW.

  TOOL TYPE                     TOOL NAME                   TOOL VENDOR
-------------                ----------------             ---------------
Simulation                       ModelSim                 Mentor Graphics
Simulation                      Verilog-XL                    Cadence
Synthesis                    Design Compiler                 Synopsys
Place & Route                     Apollo                      Avant!
Place & Route                Silicon Ensemble                 Cadence

Additional EDA views that are needed are to be developed in accordance with the definitive contract signed between TSMC, MoSys and Virage for the 1T-SRAM Program.

Virage/MoSys Deliverables

1.      Project Schedule and design reviews as required

2.      EDA Views to support the tool flow to include:

        a)     Verilog with SDF support

        b)     VHDL (VITAL) with SDF support

        c)     Test benches in Verilog and/or VHDL

        d)     Timing models in Synopsys .lib format

        e)     Structural netlists in Verilog and Spice

3.      Physical and logical LEF

4.      GDSII

5. Custom Touch(TM) 1T-SRAM(TM) Memory Compiler as described in the specification #MCPR-119 attached in Appendix B.

REFERENCE DOCUMENTS

The following documents or the relevant information contained therein are the entire reference basis for construction of the 1T compiler.

1.      TSMC 0.18um Process Design Rules, Version TBD, Document #TBD, TSMC, Ltd.

2. Virage Logic/MoSys Custom Touch(TM) 1T-SRAM(TM) Memory Specification, Spec #MCPR-119, Virage Logic/MoSys, November 1, 1999.

3. Memorandum of Understanding For Custom Touch(TM) 1T SRAM(TM) Memory Compiler for TSMC 0.18u & 0.15um Logic Processes, Version TBD, Document TBD, TSMC, Ltd.

4.      Spice Model Version: Type: TBD, version TBD, 0.18um process.

WARRANTY

All Virage instances and compilers come with a 90-day warranty against defects. To support changes in the process, we offer a foundry Maintenance option, available for 20% of the list price of the compilers for 1 year of Maintenance. Included is:

1.      Extended warranty (1 year) for the Maintenance period.

2.      1 change in the design due to design rule changes.

3. Up to 3 recharacterizations due to changes in spice models or process data.

4.      Updated or new EDA models/views, as available.


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Pricing

Attachment A describes the pricing and payment schedule.

Delivery Schedule

The following memory compiler schedule is subject to a start date of 15 calendar days after receipt of order.

ITEM #1 - Custom Touch(TM) 1T-SRAM(TM) Memory Compiler based on MoSys' 1T-SRAM(TM) technology for TSMC's 0.18um standard process as specified in Spec #MCPR-119.

Milestone Date                                 Deliverable
--------------                                 -----------
Milestone #0 - Project Start                   Final SOW
Milestone #1 - Start + 10 weeks                Delivery of front end models
Milestone #2 - Start + 20 weeks                Delivery of abstracts
Milestone #3 - Start + 24 weeks                Delivery of final compiler with GDS

Virage Logic will conduct its customary quality assurance (QA) simulation and testing.

Change Orders to SOW

Any party may request changes to any part of a previously agreed upon design effort during the course of this SOW. Upon receipt of written request, the receiving party shall promptly inform the other parties the acceptability, effect and impact, if any, of the requested changes which shall include but is not limited to, any change in price or scheduled completion dates. It is understood that all work will continue as previously agreed and without regard to the requested change until all parties have agreed in writing and have amended the terms of this SOW accordingly.


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
        1. In the event that TSMC needs to update the specification of this SOW, TSMC, MoSys and Virage Logic shall work together to plan for the change in specification. TSMC shall have the option to approve any increase in cost beforehand.

        2. Addition/deletion to the SOW requires formal notification of all parties with costs and schedule impact documented if possible.

        3. Any changes to the original SOW requires a minimum of 2 weeks' notice before the change can be initiated.

        4. Any changes to the SOW will require re-confirmation of the MoSys/Virage Logic deliverables schedule as well as the contents of the deliverables.

        5. Charge Order - Change orders are modifications required by TSMC as a result of modifications to the original specification. Written change orders will be acknowledged within one working day upon receipt in writing or by email. MoSys/Virage Logic will submit an initial estimate for the cost to complete the change and any Schedule changes within 5 working days. MoSys/Virage will also have the option to update the estimate within 15 working days of receipt of change order if any additional discoveries are made that materially impact cost or schedule.

Please refer to the SOW number in all communications and purchase orders, as applicable.

APPROVALS

The above statement of work and its attachments are understood and approved.

/s/ MIKE PAWLIK                  /s/ ADAM KABLANIAN            /s/ FU-CHIEN HSU
---------------------------      --------------------------    -----------------
TSMC, Ltd.                       Virage Logic Corporation      MoSys, Inc.

Mike Pawlik                      Adam Kablanian                Fu-Chien Hsu
---------------------------      --------------------------    -----------------
Name                             Name                          Name

VP, Corp. Marketing              President & CEO               President
---------------------------      --------------------------    -----------------
Title                            Title                         Title

                             Attachment A - Pricing

PRICE

TSMC shall pay *** to Virage Logic for the work specific in the MOU and the SOW. Virage and MoSys agrees that such amount shall be shared equally between Virage and MoSys.

Please refer to Quote dated October 19, 1999 previously submitted for accurate pricing and terms information. The final quote will be attached to this section for completeness, once an order for the subject compilers is received by Virage Logic.

PAYMENT SCHEDULE

The payment schedule is milestone based, with percentages due based on the work completed for that milestone. The milestone numbering is consistent with the product deliveries.

Milestone #0 - Project Start, Delivery of Final SOW - 30% of total order amount

Milestone #1 - Delivery of front end models - 25% of total order amount

Milestone #2 - Delivery of abstracts - 20% of total order amount

Milestone #3 - Final compiler version delivery - 25% of total order amount

PAYMENT TERMS

Payment terms are net 30.